Second Quarter 2019 Highlights and Accomplishments

- As of June 30, 2019, the company's non-RIDEA[5] property portfolio achieved a leased percentage of 93.0 percent and weighted average remaining lease term of 8.2 years, while the company's portfolio of senior housing — RIDEA facilities and integrated senior health campuses achieved a leased percentage of 83.1 percent and 85.6 percent, respectively. Portfolio leverage[6] was approximately 43.5 percent.
- As of June 30, 2019, the company had completed the acquisition of a diversified portfolio of medical office buildings, hospitals, senior housing facilities, skilled nursing facilities, integrated senior health campuses and real estate-related investments for an aggregate contract purchase price of $3.0 billion[2] which is now estimated to have a value in excess of $3.5 billion.[3]
- Modified funds from operations, as defined by the Institute for Portfolio Alternatives, or the IPA, attributable to controlling interest, or MFFO, equaled $24.5 million for the quarter ended June 30, 2019, representing a year-over-year increase of 2.6 percent compared to $23.9 million during the second quarter 2018. (Please see financial reconciliation tables and notes at the end of this update for more information regarding MFFO.)
- Funds from operations, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, attributable to controlling interest, or FFO, equaled $19.3 million during the second quarter 2019, as compared to $21.9 million during the second quarter 2018, representing a year-over-year decline of approximately 12.0 percent. The quarterly year-over-year change in FFO is the result of a decrease in net income primarily due to fluctuations in the fair value of our interest rate swaps, which may not be reflective of ongoing operations. (Please see financial reconciliation tables and notes at the end of this update for more information regarding FFO.)
- Net loss during the second quarter 2019 was $(155,000), compared to net income of $682,000 during the second quarter 2018. (Please see financial reconciliation tables and notes at the end of this update for more information regarding net (loss) income).
- Net operating income, or NOI, totaled $56.8 million for the quarter ended June 30, 2019, an increase of approximately 6.7 percent over second quarter 2018 NOI of $53.2 million. (Please see financial reconciliation tables and notes at the end of this update for more information regarding NOI.)
- The company declared and paid daily distributions equal to an annualized rate of $0.60 per share to stockholders of record from April 1 to June 30, 2019.

GRIFFIN-AMERICAN HEALTHCARE REIT III

Investing in America's Largest and Fastest-Growing Industry.[1]

Investor Update

LETTER FROM THE CHAIRMAN AUGUST 22, 2019



Dear Fellow Stockholder:

Griffin-American Healthcare REIT III recently filed its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission, and I am pleased to provide you with our second quarter update for 2019.

In the five years since we acquired our first property in June 2014, Griffin-American Healthcare REIT III has built a diverse international portfolio comprised of 215 healthcare properties and real estate-related investments acquired for $3.0 billion[2] and which is now valued in excess of $3.5 billion.[3]

America is rapidly aging, with approximately 10,000 members of the baby boomer generation turning 65 each day – a process which will continue until 2030.[4] As Americans live longer lives and the percentage of the population aged over fifty grows, we believe demand for healthcare services will also continue to grow, as will demand for the facilities in which these services are provided.

Our portfolio demonstrates the efficacy of this belief, as we continue to enjoy high occupancy and lengthy average remaining lease terms with stable operational and financial performance. Indeed, Griffin-American Healthcare REIT III is performing at a high level and we remain very pleased with its performance.

As we proceed with our strategic plan, we will continue to manage our portfolio to maximize value and to provide our fellow investors with strong long-term financial performance.

As you know, the members of the executive team of Griffin-American Healthcare REIT III are among the single largest investors in the company, and we are proud to stand shoulder-to-shoulder with our fellow investors. We are very pleased with the progress we have made in pursuit of our strategic plan and remain optimistic about our future prospects.

As always, we will report back to you following the filing of our third quarter results.

Kind Regards,

Jeff Hanson
Chairman and Chief Executive Officer
Griffin-American Healthcare REIT III

1. Based on "Current Employment Statistics - CES Table B-1b: Employees on nonfarm payrolls by industry sector and selected industry detail, not seasonally adjusted." U.S. Department of Labor, Bureau of Labor Statistics. July 5, 2019. https://www.bls.gov/web/empsit/ceseeb1b.htm. "Occupational Outlook Handbook" U.S. Department of Labor, Bureau of Labor Statistics. April 12, 2019. https://www.bls.gov/ooh/healthcare/home.htm.
2. Based on aggregate contract purchase price of owned and/or operated real estate and real estate-related investments, including development projects and net of dispositions and principal repayments, as of June 30, 2019.
3. Based on the gross real estate and real estate-related investments value estimated by an independent third-party valuation firm as of June 30, 2018 and for properties acquired subsequent to June 30, 2018, the aggregate contract purchase price as of June 30, 2019.
4. Based on "The Graying and Browning of America: Seeing 'Invisible' Baby Boomers." White House Conference on Aging, Working Group at Boston University. June 2015. http://www.bu.edu/ssw/files/2015/06/Research-Brief_Delgado_Graying-and-Browning_061115.pdf.
5. The operation of healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 is commonly referred to as a "RIDEA" structure.
6. Total debt divided by total market value of real estate and real estate-related investments. Total market value equals the aggregate contract purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.

PORTFOLIO AT-A-GLANCE (As of June 30, 2019)

PORTFOLIO SUMMARY

Purchase Price[(1)(2)]:	$3.0 billion
Buildings & Integrated Senior Health Campuses[(2)]:	215
Gross Leasable Area (Sq Ft)[(2)]:	13.4 million
Leased[(3)]:	93.0%
Weighted Average Remaining Lease Term[(3)]:	8.2 years
Portfolio Leverage[(4)]:	43.5%

PORTFOLIO ASSET MIX

(based on net operating income by segment)



Hospitals 5.6%
Skilled Nursing Facilities 6.8%
Senior Housing – RIDEA 10.2%
Senior Housing 11.8%
Integrated Senior Health Campuses 39.4%[(5)]
Medical Office Buildings 26.2%

PROPERTY PORTFOLIO

Acquisition	Property Type	Acquisition Date	Location	Gross Leasable Area (Sq Ft)	Leased %[(6)]	Aggregate Contract Purchase Price
DeKalb Professional Center	MOB	Jun 2014	Lithonia, GA	19,000	81%	$2,830,000
Country Club Medical Office Building	MOB	Jun 2014	Stockbridge, GA	17,000	60%	$2,775,000
Acworth Medical Complex	MOB	Jul 2014	Acworth, GA	39,000	83%	$6,525,000
Wichita KS Medical Office Building	MOB	Sep 2014	Wichita, KS	39,000	92%	$8,800,000
Delta Valley Assisted Living Facility Portfolio	Senior Housing	Sep 2014 & Jan 2015	AR, MS	127,000	100%	$21,450,000
Lee's Summit MO Medical Office Building	MOB	Sep 2014	Lee's Summit, MO	39,000	100%	$6,750,000
Carolina Commons Medical Office Building	MOB	Oct 2014	Indian Land, SC	58,000	81%	$12,000,000
Mount Olympia Medical Office Building Portfolio	MOB	Dec 2014	FL, IL, OH	53,000	88%	$16,150,000
Southlake TX Hospital	Hospital	Dec 2014	Southlake, TX	142,000	100%	$128,000,000
East Texas Medical Office Building Portfolio	MOB	Dec 2014	TX	393,000	96%	$68,500,000
Premier Medical Office Building	MOB	Dec 2014	Novi, MI	45,000	87%	$12,025,000
Independence Medical Office Building Portfolio	MOB	Jan 2015	KY, MA, NJ, NY	477,000	98%	$135,000,000
King of Prussia PA Medical Office Building	MOB	Jan 2015	King of Prussia, PA	73,000	58%	$18,500,000
North Carolina Assisted Living Facility Portfolio	Senior Housing	Jan & Jun 2015, Jan 2017, Aug 2018 & Mar 2019	NC	272,000	100%	$113,856,000
Orange Star Medical Portfolio	MOB/Hospital	Feb 2015	CO, TX	183,000	97%	$57,650,000
Kingwood Medical Office Building Portfolio	MOB	Mar 2015	Kingwood, TX	43,000	100%	$14,949,000
Mt Juliet TN Medical Office Building	MOB	Mar 2015	Mount Juliet, TN	46,000	70%	$13,000,000
Homewood AL Medical Office Building	MOB	Mar 2015	Homewood, AL	30,000	43%	$7,444,000
Paoli PA Medical Plaza	MOB	Apr 2015	Paoli, PA	99,000	85%	$24,820,000
Glen Burnie MD Medical Office Building	MOB	May 2015	Glen Burnie, MD	77,000	90%	$18,650,000
Marietta GA Medical Office Building	MOB	May 2015	Marietta, GA	41,000	100%	$13,050,000
Mountain Crest Senior Housing Portfolio	Senior Housing — RIDEA	May, Jun, Jul & Nov 2015	IN, MI	585,000	81%	$75,035,000
Mount Dora Medical Center	MOB	May 2015	Mount Dora, FL	51,000	50%	$16,300,000
Nebraska Senior Housing Portfolio	Senior Housing — RIDEA	May 2015	NE	282,000	81%	$66,000,000
Pennsylvania Senior Housing Portfolio	Senior Housing — RIDEA	Jun 2015	PA	260,000	88%	$87,500,000
Southern Illinois Medical Office Building Portfolio	MOB	Jul 2015, Dec 2017 & Apr 2018	Waterloo, IL	41,000	88%	$12,712,000
Napa Medical Center	MOB	Jul 2015	Napa, CA	65,000	90%	$15,700,000
Chesterfield Corporate Plaza	MOB	Aug 2015	Chesterfield, MO	226,000	97%	$36,000,000
Richmond VA Assisted Living Facility	Senior Housing — RIDEA	Sep 2015	North Chesterfield, VA	210,000	77%	$64,000,000

PROPERTY PORTFOLIO (continued)

Acquisition	Property Type	Acquisition Date	Location	Gross Leasable Area (Sq Ft)	Leased %[6]	Aggregate Contract Purchase Price
Crown Senior Care Portfolio	Senior Housing	Sep, Oct & Dec 2015 & Nov 2016	Isle of Man & United Kingdom	155,000	100%	$68,085,000
Washington D.C. Skilled Nursing Facility	Skilled Nursing	Oct 2015	Washington, DC	134,000	100%	$40,000,000
Trilogy[2][7]	Integrated Senior Health Campuses[8]	Various	IN, KY, MI, OH	7,742,000	86%	$1,513,399,000
Stockbridge GA Medical Office Building II	MOB	Dec 2015	Stockbridge, GA	46,000	76%	$8,000,000
Marietta GA Medical Office Building II	MOB	Dec 2015	Marietta, GA	22,000	97%	$5,800,000
Naperville Medical Office Building	MOB	Jan 2016	Naperville, IL	69,000	80%	$17,385,000
Lakeview IN Medical Plaza[2]	MOB	Jan 2016	Indianapolis, IN	163,000	94%	$20,000,000
Pennsylvania Senior Housing Portfolio II	Senior Housing — RIDEA	Feb 2016	Palmyra, PA	125,000	97%	$27,500,000
Snellville GA Medical Office Building	MOB	Feb 2016	Snellville, GA	42,000	88%	$8,300,000
Lakebrook Medical Center	MOB	Feb 2016	Westbrook, CT	25,000	85%	$6,150,000
Stockbridge GA Medical Office Building III	MOB	Mar 2016	Stockbridge, GA	43,000	96%	$10,300,000
Joplin MO Medical Office Building	MOB	May 2016	Joplin, MO	85,000	96%	$11,600,000
Austell GA Medical Office Building	MOB	May 2016	Austell, GA	39,000	91%	$12,600,000
Middletown OH Medical Office Building	MOB	Jun 2016	Middletown, OH	103,000	82%	$19,300,000
Fox Grape Skilled Nursing Facility Portfolio	Skilled Nursing	Jul & Nov 2016	MA	424,000	100%	$88,000,000
Voorhees NJ Medical Office Building	MOB	Jul 2016	Voorhees, NJ	48,000	76%	$11,300,000
Norwich CT Medical Office Building Portfolio	MOB	Dec 2016	Norwich, CT	56,000	99%	$15,600,000
New London CT Medical Office Building	MOB	May 2017	New London, CT	27,000	100%	$4,850,000
Middletown OH Medical Office Building II	MOB	Dec 2017	Middletown, OH	32,000	71%	$4,600,000

PROPERTY MAP


LEGEND
Medical Office Buildings
Hospitals
Senior Housing
Senior Housing – RIDEA
Skilled Nursing Facilities
Integrated Senior Health Campuses

1. Based on aggregate contract purchase price of owned and/or operated real estate and real estate-related investments, including development projects and net of dispositions and principal repayments, as of June 30, 2019.
2. Includes owned, leased or joint venture properties.
3. Excluding our senior housing — RIDEA facilities and our integrated senior health campuses. For the six months ended June 30, 2019, our senior housing — RIDEA facilities and integrated senior health campuses were 83.1% and 85.6% leased, respectively, and substantially all of our leases with residents at such properties are for a term of one year or less.
4. Total debt divided by total market value of real estate and real estate-related investments. Total market value equals the aggregate contract purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.
5. Calculated based on our 67.7% pro-rata ownership of Trilogy's total net operating income for the six months ended June 30, 2019.
6. Leased percentage as of June 30, 2019 includes all leased space of the respective acquisition including master leases, except for our senior housing — RIDEA facilities and our integrated senior health campuses where leased percentage as of June 30, 2019 represents resident occupancy on the total units of the senior housing — RIDEA facilities or integrated senior health campuses.
7. As of June 30, 2019, we owned and/or operated 113 integrated senior health campuses including completed development projects through a majority-owned subsidiary of Trilogy.
8. Integrated senior health campuses include a range of senior care, including assisted living, memory care, independent living, skilled nursing services and certain ancillary businesses, and operate under a RIDEA structure.

FINANCIAL RECONCILIATION (For The Three and Six Months Ended June 30, 2019 and 2018)

FFO and MFFO Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,	
	2019	2018	2019	2018
Net (loss) income	$ (155,000)	$ 682,000	$ 6,703,000	$ 9,107,000
Add:				
Depreciation and amortization related to real estate — consolidated properties	24,743,000	22,682,000	50,371,000	46,374,000
Depreciation and amortization related to real estate — unconsolidated entities	227,000	289,000	452,000	577,000
Impairment of real estate investments	—	2,542,000	—	2,542,000
Less:				
Net income attributable to redeemable noncontrolling interests and noncontrolling interests	(1,430,000)	(740,000)	(2,778,000)	(1,012,000)
Depreciation, amortization and impairments related to redeemable noncontrolling interests and noncontrolling interests	(4,108,000)	(3,554,000)	(8,239,000)	(7,369,000)
FFO attributable to controlling interest	$ 19,277,000	$ 21,901,000	$ 46,509,000	$ 50,219,000
Acquisition related expenses(1)	$ 400,000	$ 214,000	$ (296,000)	$ (555,000)
Amortization of above- and below-market leases(2)	28,000	88,000	135,000	287,000
Amortization of loan and closing costs(3)	132,000	62,000	200,000	121,000
Change in deferred rent(4)	(610,000)	(1,686,000)	(1,314,000)	(2,754,000)
Loss in fair value of derivative financial instruments(5)	4,117,000	487,000	4,677,000	377,000
Foreign currency loss(6)	1,232,000	2,829,000	190,000	1,033,000
Adjustments for unconsolidated entities(7)	378,000	416,000	755,000	855,000
Adjustments for redeemable noncontrolling interests and noncontrolling interests(7)	(443,000)	(419,000)	(925,000)	(820,000)
MFFO attributable to controlling interest	$ 24,511,000	$ 23,892,000	$ 49,931,000	$ 48,763,000
Weighted average common shares outstanding — basic and diluted	196,075,614	200,202,193	197,231,713	200,274,238
Net income per common share — basic and diluted	$ —	—	$ 0.03	$ 0.05
FFO attributable to controlling interest per common share — basic and diluted	$ 0.10	$ 0.11	$ 0.24	$ 0.25
MFFO attributable to controlling interest per common share — basic and diluted	$ 0.13	$ 0.12	$ 0.25	$ 0.24

(1) In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed real estate investment trusts that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties.

(2) Under GAAP, above- and below-market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above- and below-market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3) Under GAAP, direct loan and closing costs are amortized over the term of our notes receivable and debt security investment as an adjustment to the yield on our notes receivable or debt security investment. This may result in income recognition that is different than the contractual cash flows under our notes receivable and debt security investment. By adjusting for the amortization of the loan and closing costs related to our real estate notes receivable and debt security investment, MFFO may provide useful supplemental information on the realized economic impact of our notes receivable and debt security investment terms, providing insight on the expected contractual cash flows of such notes receivable and debt security investment, and aligns results with our analysis of operating performance.

(4) Under GAAP, as a lessor, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). As a lessee, we record amortization of right-of-use assets and accretion of lease liabilities for our operating leases. This may result in income or expense recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

Net Operating Income Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,	
	2019	2018	2019	2018
Net (loss) income	$(155,000)	$682,000	$6,703,000	$9,107,000
General and administrative	6,512,000	6,622,000	13,429,000	13,010,000
Acquisition related expenses	400,000	214,000	(296,000)	(555,000)
Depreciation and amortization	24,743,000	22,682,000	50,371,000	46,374,000
Interest expense	23,677,000	16,966,000	43,296,000	32,208,000
Impairment of real estate investments	—	2,542,000	—	2,542,000
Loss from unconsolidated entities	493,000	1,458,000	947,000	2,535,000
Foreign currency loss	1,232,000	2,829,000	190,000	1,033,000
Other income	(246,000)	(224,000)	(454,000)	(519,000)
Income tax expense (benefit)	159,000	(526,000)	310,000	(897,000)
Net operating income	$56,815,000	$53,245,000	$114,496,000	$104,838,000

(5) Under GAAP, we are required to record our derivative financial instruments at fair value at each reporting period. We believe that adjusting for the change in fair value of our derivative financial instruments is appropriate because such adjustments may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon general market conditions. The need to reflect the change in fair value of our derivative financial instruments is a continuous process and is analyzed on a quarterly basis in accordance with GAAP.

(6) We believe that adjusting for the change in foreign currency exchange rates provides useful information because such adjustments may not be reflective of on-going operations.

(7) Includes all adjustments to eliminate the unconsolidated entities' share or redeemable noncontrolling interests and noncontrolling interests' share, as applicable, of the adjustments described in notes (1) – (6) above to convert our FFO to MFFO.